Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Board of Directors
Aoxin Tianli Group, Inc. (formerly  Tianli Agritech, Inc.)

As independent registered certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8, of our report dated March 14, 2013 included in Aoxin Tianli Group, Inc.’s (formerly  Tianli Agritech, Inc.) Annual Report on Form 10-K for the year ended December 31, 2012, and to all references to our Firm under the caption “Experts” appearing in the Registration Statement.

/s/ RBSM LLP

New York, New York
February 2, 2015